UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2011 (March 3, 2011)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 4, 2011, Endo Pharmaceuticals Holdings Inc. (“Endo”) filed a Current Report on Form 8-K to report that, on March 3, 2011, the Registrant increased the size of its board of directors from eight to nine and appointed David B. Nash, M.D., M.B.A. to fill this new vacancy. Endo is filing this Form 8-K/A to amend and restate Item 5.02 of the Current Report on Form 8-K filed on March 4, 2011 to correct errors in the description of the Registrant’s non-employee director compensation policy, pursuant to which Dr. Nash will be compensated, as well as an inadvertent omission in the description of the Registrant’s relationship with Dr. Nash.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2011, the Registrant increased the size of its board of directors from eight to nine and appointed David B. Nash, M.D., M.B.A. to fill this new vacancy. Dr. Nash is the Founding Dean of the Jefferson School of Population Health at Thomas Jefferson University in Philadelphia. Dr. Nash is internationally recognized for his work in outcomes management, medical staff development and quality-of-care improvement. Dr. Nash is also a member of the Board of Directors of Humana, headquartered in Louisville, Ky.

Dr. Nash’s compensation as a director will be pursuant to the Registrant’s standard non-employee director compensation policy in effect from time to time. Pursuant to the Company’s current standard policy regarding non-employee director compensation, a director is entitled to receive the following compensation (1) an annual cash retainer of $50,000, (2) stock-based awards valued at $150,000, consisting of 100% of restricted stock units to be awarded annually under the Endo Pharmaceuticals Holdings Inc. 2010 Stock Incentive Plan in March of each year and (3) a per-meeting fee of $2,250 for each board meeting attended.

There are no arrangements or understandings pursuant to which Dr. Nash was selected as a director of the Registrant. While the Registrant currently sponsors a fellowship at the Jefferson School of Population Health of Thomas Jefferson University where Dr. Nash is the founding and current dean, this fellowship, which in the aggregate totals approximately $180,000 over its two-year term (approximately $90,000 of which remains outstanding), ends in 2012, and the Registrant does not intend to renew it. Dr. Nash has no other relationships or related transactions with the Registrant that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

A Press Release reporting Dr. Nash’s appointment to the Registrant’s board of directors was filed and attached as Exhibit 99.1 to Endo’s Current Report on Form 8-K filed on March 4, 2011 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: March 7, 2011